UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2007 (November 20, 2007)

Trimble Navigation Limited
(Exact name of registrant as specified in its charter)

California	0-18645	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

935 Stewart Drive, Sunnyvale, California,  94085
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On or about November 20, 2007, Trimble Navigation Limited (“Trimble”), through its trustee, Fidelity Management Trust Company, sent a notice to participants in the Trimble Navigation Limited Savings and Retirement Plan (the “Plan”) informing them that the Plan would be changing the valuation of Trimble common stock from share-accounted to real-time trading.

This notice indicated that, as a result of the change, from a period beginning at 4 p.m. Eastern Time on December 20, 2007 and ending at 9:30 am on December 26, 2007 (the “blackout period”), Plan participants will temporarily be unable to make exchanges, transfers, request distributions, or obtain loans involving Trimble common stock in the Plan.

For inquiries regarding the blackout period, plan participants may contact Fidelity Investments at 1-800-835-5095, or Trimble’s employee benefits department by phone 408-481-8000 or in writing to: Trimble Navigation Limited, Attention: Employee Benefits, 935 Stewart Drive, Sunnyvale, CA 94085.

On November 20, 2007, Trimble also provided written notice to its Section 16 officers and directors pursuant to Section 306(a)(6) of the Sarbanes-Oxley Act of 2002 and Rule 104 of SEC Regulation BTR.  This notice stated that during the blackout period, Section 16 officers and directors will be subject to trading restrictions relating to Trimble’s equity securities, including derivative securities, which were acquired in connection with their employment or service as a Section 16 officer or director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE NAVIGATION LIMITED
a California corporation

Dated: November 20, 2007	/s/ Irwin Kwatek
Irwin Kwatek
Vice President